UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Experimental Station, Route 141 & Henry Clay Road, Building E336 Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 30, 2009, Incyte Corporation (the “Company”) issued $400.0 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2015 (the “Notes”) in a private placement.  The terms of the Notes are governed by an indenture, dated as of September 30, 2009  (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  A copy of the Indenture, including the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The information contained in Item 2.03 hereof with respect to the Indenture and the Notes is hereby incorporated by reference. The description of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

Pursuant to the Indenture, the Company, the Trustee and U.S. Bank National Association, as escrow agent (the “Escrow Agent”) entered into a Pledge and Escrow Agreement, dated as of September 30, 2009, relating to the Notes (the “Pledge and Escrow Agreement”). In accordance with the Pledge and Escrow Agreement, an aggregate of approximately $56.3 million of the proceeds of the offering of the Notes was placed into an escrow account with the Escrow Agent. Funds in the escrow account will be invested in Permitted Securities (as defined in the Pledge and Escrow Agreement), and a portion of the Permitted Securities may be redeemed or sold for cash to make each of the first six scheduled semi-annual interest payments on the Notes. Pursuant to the Pledge and Escrow Agreement, the Company has pledged its interest in the escrow account to the Trustee as security for these interest payments. A copy of the Pledge and Escrow Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Pledge and Escrow Agreement in this report is a summary and is qualified in its entirety by the terms of the Pledge and Escrow Agreement.

The Company entered into a letter agreement, dated September 24, 2009 (the “Letter Agreement”), with certain entities (the “Baker Entities”) affiliated with Julian C. Baker, a director of the Company, with respect to the $160.0 million aggregate principal amount of the Notes that the Baker Entities agreed to purchase from the initial purchasers for the offering of the Notes (the “Baker Notes”).  Pursuant to the Letter Agreement, the Company has agreed, if requested, to file and cause to become effective no earlier than six months following the closing of the offering of the Notes a shelf registration statement with respect to the resale of the Baker Notes, any shares of the Company’s common stock, $.001 par value per share (“Common Stock”), issuable upon the conversion of the Baker Notes, and any shares of Common Stock issuable upon conversion of the Company’s Series A Preferred Stock, $.001 par value per share (“Series A Preferred Stock”), that may be issued upon conversion of the Baker Notes.   Also pursuant to the Letter Agreement, the Company and the Baker Entities agreed that any Baker Notes will not be convertible to the extent that the Baker Entities, including any affiliate of the Baker Entities or other persons that may be deemed to form a “group” with the Baker Entities within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Baker Group”), would beneficially own, for the purposes of Section 13(d) of the Securities Exchange Act of 1934, in excess of 19.999% of the outstanding shares of Common Stock after conversion. In addition, the Company and the Baker Entities agreed that, for any such period of time that the Baker Group beneficially owns less than 10% of the outstanding shares of Common Stock, any Baker Notes will not be convertible to the extent that the Baker Group would beneficially own, for the purposes of Section 13(d) of the Securities Exchange Act of 1934, in excess of 9.999% of the outstanding shares of Common Stock after conversion. A copy of the Letter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The description of the Letter Agreement in this report is a summary and is qualified in its entirety by the terms of the Letter Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2009, the Company issued $400.0 million aggregate principal amount of the Notes.  The Notes will bear interest at a rate of 4.75% per annum, payable semi-annually in arrears in cash on April 1 and October 1 of each year, beginning on April 1, 2010. The Notes will mature on October 1, 2015 and are not subject to earlier redemption.

Except for the pledge of the escrow account under the Pledge and Escrow Agreement, the Notes are general unsecured senior obligations, ranking equally in right of payment to the Company’s other senior unsecured indebtedness, including its 3½% Convertible Senior Notes due 2011, and senior to the rights of creditors expressly subordinated to the Notes, including its 3½% Convertible Subordinated Notes due 2011 and its Convertible Subordinated Notes issued to Pfizer Inc. The Notes will effectively rank junior to future secured indebtedness, if any, to the extent of the assets securing such indebtedness and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains a covenant that, among other things, limits the Company’s ability and the ability of any of its subsidiaries to incur additional indebtedness, create liens, or sell, lease, license, transfer or otherwise dispose of certain of its assets (the “Restrictive Covenant”).  The Restrictive Covenant is subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Holders may convert their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding October 1, 2015.  The Notes will be convertible into shares of Common Stock, or shares of Series A Preferred Stock in lieu of or in combination with Common Stock, based on an initial conversion rate of 113.9601 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.78 per share), subject to adjustment under certain circumstances.

Until the Company has reserved sufficient shares of Common Stock for issuance upon conversion of all the Notes, the Company will issue a combination of shares of Common Stock and Series A Preferred Stock in lieu of shares of Common Stock based on an initial ratio of 1.1 shares of Series A Preferred Stock for every 1,000 shares of Common Stock otherwise issuable, subject to adjustment.  Series A Preferred Stock is convertible into shares of Common Stock at a rate of 1,000 shares of Common Stock for each 1.1 shares of Series A Preferred Stock, subject to adjustment, contingent upon the reservation of sufficient shares of Common Stock. The Company has agreed to use reasonable efforts to obtain stockholder approval to increase the number of shares of Common Stock it is authorized to issue to an amount sufficient for conversion of all Notes.  If the Company has not established a sufficient reserve of shares of Common Stock by January 1, 2010, the Notes will accrue additional interest at the rate of 5.25% per annum (for a total interest rate of 10% per annum) from and after January 1, 2010.  If the Company has not established a sufficient reserve of shares of Common Stock by June 30, 2010, the additional interest accruing on the Notes will increase from the rate of 5.25% per annum to the rate of 10.25% per annum (for a total interest rate of 15% per annum) from and after June 30, 2010, and such additional interest will increase by an additional 5% per annum on each June 30 thereafter. In each case, such additional interest will accrue until a reserve of shares of Common Stock sufficient for conversion of all outstanding Notes has been established. Once the number of shares of Common Stock the Company is authorized to issue is increased to an amount sufficient for conversion of all Notes, the Company will no longer (and will cease to have the ability to) issue shares of Series A Preferred Stock in lieu of, or in combination with, shares of Common Stock upon conversion of the Notes.

If, before there are sufficient shares of Common Stock reserved for conversion of the Notes, a person or group acquires in a tender or exchange offer beneficial ownership of more than 50% of the voting power of the  Company’s common equity (a “Qualifying Tender Offer”), then the Notes will accrue additional interest at a rate equal to the higher of the rate then in effect, as described in the preceding paragraph, or 10.25% per annum (for a total interest rate of 15% per annum), and such additional interest will increase by an additional 5% per annum on each anniversary of such Qualifying Tender Offer thereafter.  Such additional interest will accrue until a reserve of shares of Common Stock sufficient for conversion of all outstanding Notes has been established.

In addition, if, and to the extent, a holder elects to convert any Notes in connection with certain corporate transactions, the Company will, under certain circumstances, increase the applicable conversion rate by a number of additional shares of Common Stock.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change repurchase date.

The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal of and accrued and unpaid interest on the Notes to become due and payable: (1) default in any payment of interest, including additional interest, on any Note when due and payable and the default continues (x) for any interest payment date through and including October 1, 2012, for a period of 10 business days or (y) for any interest payment date after October 1, 2012, for a period of 30 days; (2) default in the payment of principal on any Note when due and payable at its stated maturity, upon required repurchase, acceleration or otherwise; (3) the Company’s failure to satisfy its conversion obligation upon exercise of a holder’s conversion right and the failure continues for 5 days; (4) the Company’s failure to comply with its obligations in the event of certain consolidations, mergers and sale of assets; (5) the Company’s failure to issue a fundamental change notice within a specified timeframe after such notice becomes due in accordance with the terms of the Indenture; (6) the Company’s failure, for 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received, to comply with the Restrictive Covenant; (7) the Company’s failure, for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received, to comply with any of its other agreements contained in the Notes or the Indenture; (8) default under any agreements, indentures or instruments under which the Company or any of its subsidiaries then has outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount, together with accrued interest and premium, if any, in excess of $10.0 million in the aggregate (x) resulting in such indebtedness becoming or being accelerated and declared due and payable or (y) constituting a failure to pay at least $10.0 million of such indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase or upon acceleration, unless indebtedness is discharged or such acceleration is rescinded or annulled within 10 days of such acceleration; (9) one or more judgments, orders or decrees for the payment of $10.0 million or more is entered against the Company or any of its subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934) and such amount is not covered by insurance or not discharged, bonded, paid, stayed, waived or subject to negotiated settlement within specified timeframes; (10) the Pledge and Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms; or (11) certain events of bankruptcy, insolvency, or reorganization relating to the Company or any of its significant subsidiaries. If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default described in clause (11) of the preceding sentence arising out of certain bankruptcy events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

Additional information pertaining to the Notes, the Indenture and the Series A Preferred Stock is set forth in Items 1.01 and 5.03 hereof and is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

On September 30, 2009, the Company sold $400.0 million aggregate principal amount of the Notes to Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the “Initial Purchasers”) in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  The purchase agreement with the Initial Purchasers also contemplated the resale of the Notes to qualified institutional buyers and two institutional accredited investors in reliance on Rule 144A under and Section 4(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $387.3 million.  The Notes will be convertible into shares of Common Stock, or shares of Series A Preferred Stock in lieu of or in combination with shares of Common Stock, based on an initial conversion rate of 113.9601 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances.  The information contained in Items 1.01, 2.03 and 5.03 hereof with respect to the Notes and the Series A Preferred Stock is hereby incorporated by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) designating and establishing the terms of 100,000 authorized shares of the Series A Preferred Stock on September 29, 2009.  Except as required by law and as to matters that would adversely affect the rights of the Series A Preferred Stock relative to Common Stock, the Series A Preferred Stock does not have any voting rights.  Each share of Series A Preferred Stock is generally entitled to receive a proportional amount of dividends declared on the Common Stock.  If a Qualifying Tender Offer occurs, then holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, cumulative dividends, payable quarterly in cash, at the rate per annum equal to the then applicable interest rate per annum payable on the Notes, including additional interest that accrues upon a Qualifying Tender Offer.  The Series A Preferred Stock is not convertible at the election of the holder of any Series A Preferred Stock. Once the number of shares of Common Stock authorized and reserved is an amount sufficient for conversion of all Notes into shares of Common Stock, each 1.1 shares of Series A Preferred Stock will convert into shares of Common Stock at a rate of 1,000 shares of Common Stock, subject to adjustment (the “Common Conversion Number”), for each 1.1 shares of Series A Preferred Stock.  The Series A Preferred Stock is not redeemable.  In the event of a liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to receive, before any payment or distribution is made to holders of Common Stock, accumulated and unpaid dividends on the Series A Preferred Stock.  In addition, holders of the Series A Preferred Stock will be entitled to receive, upon a liquidation, dissolution or winding up, an amount per share equal to the Common Conversion Number multiplied by the amount to be distributed per share of Common Stock.  If the Company merges or consolidates and shares of Common Stock are exchanged for other securities, cash or property, each 1.1 shares of Series A Preferred Stock will be exchanged for the Common Conversion Number multiplied by the consideration received per share of Common Stock.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The description of the Certificate of Designation in this report is a summary and is qualified in its entirety by the Certificate of Designation.

Item 8.01                                           Other Events.

On September 30, 2009, the Company issued a press release announcing the closing of its public offering of 20,700,000 shares of Common Stock.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On September 30, 2009, the Company issued a press release announcing the closing of its private offering of the Notes.  A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference. Concurrently with completion of the offering of the Notes, the Company repurchased $38.3 million aggregate principal amount of its 3½% Convertible Senior Notes due 2011 and $59.1 million aggregate principal amount of its 3½% Convertible Subordinated Notes due 2011 from the Baker Entities and repurchased an additional $48.0 million aggregate principal amount of its 3½% Convertible Senior Notes due 2011 and an additional $40.9 million aggregate principal amount of its 3½% Convertible Subordinated Notes due 2011 pursuant to privately negotiated transactions with other holders.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                    Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock of Incyte Corporation.
4.1

Indenture related to the 4.75% Convertible Senior Notes due 2015, dated as of September 30, 2009, between Incyte Corporation and U.S. Bank National Association, as trustee (including form of 4.75% Convertible Senior Note due 2015).

10.1	Pledge and Escrow Agreement, dated as of September 30, 2009, by and among Incyte Corporation, U.S. Bank National Association, as trustee, and U.S. Bank National Association, as escrow agent.
10.2	Letter Agreement dated September 24, 2009 among Incyte Corporation and the entities named therein.
99.1	Press Release issued by Incyte Corporation dated September 30, 2009.
99.2	Press Release issued by Incyte Corporation dated September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2009

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel